Exhibit 10.3

SEVENTH AMENDMENT TO LEASE AGREEMENT
THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of May 16, 2022, by and between SCG HARBOR BAY PARKWAY PHASE I, LLC, a Delaware limited liability company (“Landlord”), and EXELIXIS, INC. a Delaware corporation (“Tenant”).
RECITALS
A.Landlord (as successor in interest to Ascentris 105, LLC, a Colorado limited liability company) and Tenant are parties to that certain Lease Agreement, dated May 2, 2017 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment to Lease Agreement, dated October 16, 2017, that certain Second Amendment to Lease Agreement dated, June 13, 2018, that certain Third Amendment to Lease Agreement, dated April 1, 2019, that certain Fourth Amendment to Lease Agreement, dated August 30, 2019, that certain Fifth Amendment to Lease Agreement dated January 16, 2020, and that certain Sixth Amendment to Lease Agreement, dated December 11, 2020 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 254,690 rentable square feet (the “Original Premises”) described as (i) 37,544 rentable square feet comprising the entire building located at 1601 Harbor Bay Parkway, Alameda, California, (ii) 59,335 rentable square feet comprising the entire building located at 1701 Harbor Bay Parkway, Alameda, California, (iii) 58,417 rentable square feet comprising the entire building located at 1801 Harbor Bay Parkway, Alameda, California, (iv) 57,476 rentable square feet comprised of the entire building located at 1851 Harbor Bay Parkway, Alameda, California, and (v) 41,918 comprised of Suites 100, 150 and 225 of the building located at 1751 Harbor Bay Parkway, Alameda, California (the “1751 Building”).
B.Tenant has requested that the remaining balance of the 1751 Building, containing approximately 34,745 rentable square feet described as Suite 125, Suite 200 and the remaining balance of the 1751 Building shown on Exhibit A-1 hereto (collectively, the “Expansion Space”), be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.
    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Expansion and Effective Date.
1.1Effective as of the date that is the later of (a) June 1, 2022 and (ii) the Expansion Delivery Date (defined below), (the “Expansion Effective Date”), the Original Premises is increased from approximately 254,690 rentable square feet of the Project to approximately 289,435 rentable square feet of the Project by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the “Premises”, as defined in the Lease, and as used herein. The Term for the Expansion Space shall commence on the Expansion Space Effective Date and end on the Expiration Date unless sooner terminated in accordance with the terms of the Lease, as amended hereby. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein. As used herein, “Expansion Delivery Date” means the date on which Landlord tenders possession of the Expansion Space to
Tenant in its current condition and configuration (normal wear and tear excepted) free from occupancy by any party and in good, vacant, broom clean condition. The Expansion Delivery Date is anticipated to occur on June 1, 2022 (the “Expected Expansion Delivery Date”). Following the Expansion Effective Date, the Premises includes the entire 1751 Building, as shown on Exhibit A-1 hereto, including the addition of approximately 4,129 rentable square feet described as Suite 125 (“Suite 125”) on the first floor of the 1751 Building, (ii) approximately 25,655 rentable square feet described as Suite 200 (“Suite 200”) on the second floor of the 1751 Building, and (iii) approximately 4,961 rentable square feet (the “Balance of the 1751 Building”)
{2055-03147/01183146;3}     1
4864-6791-2730, v. 5

consisting of the remaining balance of the 1751 Building. During the period beginning on the Expansion Delivery Date and ending on the date immediately preceding the Expansion Effective Date, all provisions of the Lease relating to the Expansion Space shall apply as if the Expansion Effective Date had occurred; provided however, that during such period Tenant shall not be required to pay Rent for the Expansion Space other than the payment of Operating Expenses and other charges for services requested by Tenant with respect to the Expansion Space pursuant to the applicable provisions of the Lease. Any delay in the Expansion Delivery Date shall not subject Landlord to any loss or damage resulting therefrom. If the Expansion Delivery Date is delayed, the Expiration Date under the Lease shall not be similarly extended.
Landlord acknowledges that portions of the Expansion Space are currently occupied by a tenant (the “Existing Expansion Space Tenant”) pursuant to a lease (the “Existing Expansion Space Lease”) with a term expiring May 31, 2022 (the “Existing Expansion Space Lease Expiration Date”). Landlord shall use commercially reasonable efforts to cause the Existing Expansion Space Tenant to surrender and vacate the Expansion Space on or prior to the Existing Expansion Space Lease Expiration Date with the Expansion Space in its current configuration and otherwise in the condition required by the Existing Expansion Space Lease. If the Existing Expansion Space Tenant does not so surrender the Expansion Space by the Existing Expansion Space Lease Expiration Date, then Landlord shall use commercially reasonable efforts to cause the Existing Expansion Space Tenant to so surrender and vacate the Expansion Premises, which may, in Landlord’s discretion, include promptly commencing and pursuing unlawful detainer and eviction proceedings if the Existing Expansion Space Tenant fails to timely surrender and vacate the Expansion Premises. Notwithstanding anything to the contrary in this Amendment, if Landlord fails to cause the Expansion Delivery Date to occur for any reason by the date that is one hundred twenty (120) days after the Expected Expansion Delivery Date (the “Outside Delivery Date”), then Tenant shall be entitled to an abatement of Base Rent for the Expansion Space following the Expansion Effective Date in an amount equal to $1,735.41 for every day in the period beginning on the Outside Delivery Date and ending on the Expansion Delivery Date. Landlord and Tenant acknowledge and agree that the Outside Delivery Date shall be postponed by the number of days the Expansion Delivery Date is delayed dure to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances, governmental orders, and other causes beyond the reasonable control of Landlord.
2.Base Rent. In addition to Tenant’s obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord Base Rent for the Expansion Space as follows:
Base Rent for Suites 125 and 200:

Period	Rentable Square Footage	Monthly Rate Per Square Foot	Monthly Base Rent
Expansion Effective Date – Month 12	29,784	$3.50	$104,244.00
Month 13 – Month 24	29,784	$3.61	$107,520.24
Month 25 – Month 36	29,784	$3.72	$110,796.48
Month 37 – Month 48	29,784	$3.83	$114,072.72
Month 49 – Month 60	29,784	$3.94	$117,348.96
Month 61 – Month 72	29,784	$4.06	$120,923.04
Month 73 – Month 84	29,784	$4.18	$124,497.12
Month 85 – Month 96	29,784	$4.31	$128,369.04
Month 97 – October 31, 2031	29,784	$4.44	$132,240.96
{2055-03147/01183146;3}     1
4864-6791-2730, v. 5

Notwithstanding anything in this Lease to the contrary, Tenant shall be entitled to an abatement of Base Rent solely with respect to the Expansion Space in the amount of $104,244.00 per month for the first six (6) full months following the Expansion Effective Date.
Base Rent for the Balance of the 1751 Building:

Period	Rentable Square Footage	Monthly Rate Per Square Foot	Monthly Base Rent
Expansion Effective Date – Month 12	4,961	$2.25	$11,162.25
Month 13 – Month 24	4,961	$2.32	$11,509.52
Month 25 – Month 36	4,961	$2.39	$11,856.79
Month 37 – Month 48	4,961	$2.46	$12,204.06
Month 49 – Month 60	4,961	$2.53	$12,551.33
Month 61 – Month 72	4,961	$2.61	$12,948.21
Month 73 – Month 84	4,961	$2.69	$13,345.09
Month 85 – Month 96	4,961	$2.77	$13,741.97
Month 97 – October 31, 2031	4,961	$2.85	$14,138.85
Notwithstanding anything in this Lease to the contrary, Tenant shall be entitled to an abatement of Base Rent solely with respect to the Balance of the 1751 Building in the amount of $11,162.25 per month for the first six (6) full months following the Expansion Effective Date.
All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby. Only Base Rent with respect to the Expansion Space shall be abated pursuant to this Section, as more particularly described herein, and Base Rent for the Original Premises, Operating Expenses for the entire Premises (including the Expansion Space), all other Rent and other costs and charges specified in the Lease, as amended hereby, shall remain as due and payable pursuant to the provisions of the Lease, as amended hereby.
3.Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.
4.Tenant’s Share. For the period commencing with the Expansion Effective Date and ending on the Expiration Date, Tenant's Building Share for the Expansion Space is 45.32% and Tenant’s Project Share for the Expansion Space is 8.94%. Accordingly, Tenant's Building Share is increased to 100% of the 1751 Building and Tenant’s Project Share is 74.45%.
5.Rentable Area of the Premises. Effective as of the Expansion Effective Date, the last paragraph of Section 1.1(d) of the Lease is hereby amended by replacing the Rentable Area table set forth in Exhibit A of the Lease, as previously replaced, with the Rentable Area table attached hereto as Exhibit A-2.
6.Improvements to Expansion Space.
6.1Condition of Expansion Space. Except as otherwise provided in this Amendment and the Lease, Tenant agrees to accept the same in its current condition and configuration (normal wear and tear excepted) free from occupancy by any party and in good, vacant, broom clean condition, but otherwise “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Notwithstanding the foregoing, Landlord agrees that the roof and the base Building electrical, heating, ventilation and air conditioning, plumbing, fire/life safety and other systems located in and/or serving the Expansion Space shall be in good working order as of the Expansion Effective Date. Except to the extent caused by the acts or omissions of Tenant or any of Tenant’s employees, agents, contractors,
{2055-03147/01183146;3}     2
4864-6791-2730, v. 5

representatives or invitees, or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the date possession of the Expansion Space is delivered to Tenant and Tenant provides Landlord with notice of the same within ninety (90) days following the date Landlord delivers possession of the Expansion Space to Tenant, Landlord shall be responsible for repairing or restoring the same at Landlord’s sole cost and not as an Operating Expense.
6.2Responsibility for Improvements to Expansion Space. Any construction, alterations or improvements to the Expansion Space shall be performed by Tenant in accordance with the Lease and this Amendment, including the provisions of Exhibit B attached hereto.
7.Tenant’s Personal Property. Tenant is in the process of purchasing certain furniture currently located in the Premises (the “Personal Property”) and owned by the prior tenant in the Expansion Space. Landlord has agreed to allow the Personal Property to remain in the Expansion Space prior to the Expansion Effective Date. Landlord (i) shall not be liable for any loss of or damage to the Personal Property, (ii) disclaims any ownership of and responsibility for the Personal Property, and (iii) makes no representation as to its nature, suitability, quality or condition. Tenant acknowledges that it is relying solely on its own investigation of the Personal Property and not on any information provided by Landlord.
8.Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:
8.1Parking. Effective as of the Expansion Effective Date, Tenant’s unreserved parking spaces shall be increased by eighty-nine (89) unreserved parking spaces at no charge to Tenant for a total of 853 unreserved parking spaces for the Premises. Except as modified herein, the use of such unreserved parking spaces shall be subject to the terms of the Lease. Landlord agrees that if all or any portion of the parking lots serving the Project are restriped in a manner that creates additional parking and such additional parking is not needed to satisfy the parking requirements for the BTS Site (as defined in the Fifth Amendment), then such excess parking spaces shall be automatically added to Tenant’s parking rights under the Lease until Tenant’s allocated parking at the Project is in accordance with the Targeted Parking Allocation (as defined in the Fifth Amendment).

8.2    Tenant’s Insurance. Tenant’s insurance required under Section 9.2 of the Original Lease (“Tenant’s Insurance”) shall include the Expansion Space. Tenant shall provide Landlord with a certificate of insurance, in form and substance satisfactory to Landlord and otherwise in compliance with Section 9.2 of the Original Lease, evidencing that Tenant’s Insurance covers the Original Premises and the Expansion Space, upon delivery of this Amendment, executed by Tenant, to Landlord.

9.Miscellaneous.
9.1This Amendment, including Exhibit A-1 (Outline and Location of Expansion Space), and Exhibit A-2 (Plans Showing the Premises and Table of Rentable Areas of the Premises), and Exhibit B (Tenant Alterations) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.
9.2Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.
{2055-03147/01183146;3}     3
4864-6791-2730, v. 5

9.3Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.
9.4Landlord and Tenant each hereby represents that each has dealt with no broker other than Kidder Mathews, representing Tenant, and Cushman & Wakefield of California, Inc., representing Landlord, in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall pay Kidder Mathews and Cushman & Wakefield of California, Inc. a market brokerage commission pursuant to a separate written agreement.
9.5Each of Landlord and Tenant represents hereby that the individuals executing this Amendment on its behalf have the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that Tenant is not (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.”
9.6Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Amendment, the Premises have not undergone inspection by a “Certified Access Specialist” (“CASp”) to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.  Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”  Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the Premises hereunder (the “Inspection”), such Inspection shall be (a) performed at Tenant’s sole cost and expense, (b) limited to the Premises and (c) performed by a CASp who has been approved or designated by Landlord prior to the Inspection. Any Inspection must be performed in a manner which minimizes the disruption of business activities in the Building, and at a time reasonably approved by Landlord. Landlord reserves the right to be present during the Inspection. Tenant agrees to: (i) promptly provide to Landlord a copy of the report or certification prepared by the CASp inspector upon request (the “Report”), (ii) keep the information contained in the Report confidential, except to the extent required by Law, or to the extent disclosure is needed in order to complete any necessary modifications or improvements required to comply with all applicable accessibility standards under state or federal Law, as well as any other repairs, upgrades, improvements, modifications or alterations required by the Report or that may be otherwise required to comply with applicable Laws or accessibility requirements (the “Access Improvements”). If Tenant performs an Inspection, Tenant shall be solely responsible for the cost of Access Improvements to the Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such Inspection as required by Law, which Access Improvements may, at Landlord’s option, be performed in whole or in part by
{2055-03147/01183146;3}     4
4864-6791-2730, v. 5

Landlord at Tenant’s expense, payable as Additional Rent within ten (10) days following Landlord’s demand.
9.7This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute one and the same agreement. Execution copies of this Amendment may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Amendment having the same binding effect as an original signature on an original Amendment. Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Amendment. In addition, the parties agree that this Amendment may be signed using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. The parties further consent and agree that (1) to the extent a party signs this document using electronic signature technology, by clicking “sign”, such party is signing this Amendment electronically, and (2) the electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as hand written signatures.
[SIGNATURE PAGE FOLLOWS]

{2055-03147/01183146;3}     5
4864-6791-2730, v. 5

    IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:	TENANT:

SCG HARBOR BAY PARKWAY PHASE I, LLC, a Delaware limited liability company By: /s/ Meghan Concannon Name: Meghan Concannon Title: Vice President Dated: 6/2/2022	EXELIXIS, INC., a Delaware corporation By: /s/ Dana Aftab Name: Dana Aftab Title: Executive Vice President, Business Operations Dated: 6/2/2022

{2055-03147/01183146;3}     6
4864-6791-2730, v. 5

EXHIBIT A-1 - OUTLINE AND LOCATION OF EXPANSION SPACE

attached to and made a part of the Amendment dated as of May 16, 2022, between
SCG HARBOR BAY PARKWAY PHASE I, LLC, a Delaware limited liability company, as Landlord and EXELIXIS, INC., a Delaware corporation, as Tenant

Exhibit A-1 is intended only to show the general layout of the Expansion Space as of the beginning of the Expansion Effective Date. It is not to be scaled; any measurements or distances shown should be taken as approximate.

{2055-03147/01183146;3}     A-1
4864-6791-2730, v. 5

EXHIBIT A-2 – PLANS SHOWING THE PREMISES AND TABLE OF RENTABLE AREAS OF THE PREMISES

attached to and made a part of the Amendment dated as of May 16, 2022, between
SCG HARBOR BAY PARKWAY PHASE I, LLC, a Delaware limited liability company, as Landlord and EXELIXIS, INC., a Delaware corporation, as Tenant

{2055-03147/01183146;3}     A-2
4864-6791-2730, v. 5

{2055-03147/01183146;3}     A-2
4864-6791-2730, v. 5

{2055-03147/01183146;3}     A-2
4864-6791-2730, v. 5

STEVENSON SYSTEMS
ESTD.
1986
CERTIFIED SPACE ACCOUNTANT
N

5.10.22

Floor

1

1751 Harbor Bay

1751 Harbor Bay Parkway
Alameda, CA 94502

Report ID 1

Space Classification Drawing

● Occupant Area (38,305.52)

Stevenson Systems

10

{2055-03147/01183146;3}     A-2
4864-6791-2730, v. 5

5.10.22 Floor 2	1751 Harbor Bay 1751 Harbor Bay Parkway Alameda, CA 94502 Report ID 1	Space Classification Drawing Occupant Area (38,357.02)	Stevenson Systems

11

{2055-03147/01183146;3}     A-2
4864-6791-2730, v. 5

= 1801 Space

1801 FIRST FLOOR HARBOR BAY PARKWAY

THE WATERFRONT ALAMEDA, CA

= 1801 Space

1801 SECOND FLOOR HARBOR BAY PARKWAY

THE WATERFRONT ALAMEDA, CA

{2055-03147/01183146;3}     A-2
4864-6791-2730, v. 5

Suite 1000
Suite 125
Suite 150
= 1851 Space

1851 FIRST FLOOR HARBOR BAY PARKWAY

THE WATERFRONT ALAMEDA, CA

Suite 200
Suite 210
Suite 210
= 1851 Space

1851 SECOND FLOOR HARBOR BAY PARKWAY

THE WATERFRONT, ALAMEDA, CA

{2055-03147/01183146;3}     A-2
4864-6791-2730, v. 5

Table of Rentable Areas of The Premises

Building	Suite	Building RSF	Premises RSF
1601		37,544	37,544
1701	100	59,335	4,140
1701	125	59,335	2,355
1701	115-200	59,335	51,858
1701	150	59,335	982
1751	150 - 225	76,663	16,169
1751	100	76,663	25,749
1751	125, 200 and Balance of 1751 Building	76,663	34,745
1801		58,417	58,417
1851		57,476	57,476

	Total RSF of Premises:		289,435
{2055-03147/01183146;3}     A-2
4864-6791-2730, v. 5

EXHIBIT B – TENANT ALTERATIONS

attached to and made a part of the Amendment dated as of May 16, 2022, between
SCG HARBOR BAY PARKWAY PHASE I, LLC, a Delaware limited liability company, as Landlord and EXELIXIS, INC., a Delaware corporation, as Tenant

As used in this Exhibit B, the “Premises” shall be deemed to mean the Expansion Space, as defined in the Amendment to which this Exhibit B is attached.
1.    Tenant shall have the right to perform alterations and improvements in the Premises (the “Tenant Alterations”) pursuant to this Exhibit B and the Lease, provided, however, that the provisions of Exhibit B to the Original Lease, as modified, shall not apply to the Tenant Alterations. Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 7 of the Original Lease, including, without limitation, approval by Landlord of the final plans for the Tenant Alterations and the contractors to be retained by Tenant to perform such Tenant Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In addition to the foregoing and except as otherwise provided in the Amendment and this Exhibit B, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Tenant Alterations (including, except as otherwise provided in the Amendment and this Exhibit B, without limitation, any legal compliance requirements arising outside of the Premises). Landlord’s approval of the contractors to perform the Tenant Alterations shall not be unreasonably withheld. If Landlord fails to respond to Tenant’s written request for approval of plans and specifications within five (5) days, Tenant shall provide a second written notice to Landlord. Failure of Landlord to approve or disapprove any submission of plans and specification by Tenant within five (5) days following the second written notice shall be deemed to constitute approval of such submission. The parties agree that Landlord’s approval of the general contractor to perform the Tenant Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Tenant Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, (e) does not execute the Responsible Contractor Policy Statement provided by Landlord, or (f) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Notwithstanding the foregoing, Landlord shall not withhold approval of any architect, contractor or subcontractor that is currently or has previously performed alterations in the Premises and was approved by the Landlord executing this Amendment.

2.    Landlord agrees to contribute the sum of $1,737,250.00 (the “Amendment No. 7 Allowance”) toward the cost of performing the Tenant Alterations in preparation of Tenant’s occupancy of the Premises. Landlord agrees to also roll over all unused allowance (which, as of the date of this Amendment, equals $855,190.01) under Amendment No. 6 between the parties, entered December 11, 2020 (the “Amendment No. 6 Allowance”) toward the cost of performing the Tenant Alterations in preparation of Tenant’s occupancy of the Premises. The unused Amendment No. 6 Allowance and the Amendment No. 7 Allowance shall hereinafter be referred to, collectively, as the “Allowance.” The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Tenant Alterations and for hard and soft costs in connection with the Tenant Alterations, including, without limitation, permit fees and project management fees. The Allowance shall be paid to Tenant or, at Tenant’s request, to the order of the general contractor that performs the Tenant Alterations, in periodic disbursements within thirty (30) days after receipt of the following documentation: (a) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (b) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (c) contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Tenant Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; and (d) a request to disburse from Tenant
4864-6791-2730, v. 5

containing an approval by Tenant of the work done. Upon completion of the Tenant Alterations, Tenant shall furnish Landlord with: (i) general contractor and architect’s completion affidavits; (ii) full and final waivers of lien; and (iii) as-built plans of the Tenant Alterations. In no event shall Landlord be required to disburse the Allowance more than one time per month. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default beyond notice and cure periods under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

3.    In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit B by December 31, 2024, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Tenant Alterations in an amount equal to one and a half percent (1.5%) of the Amendment No. 7 Allowance. Notwithstanding anything to the contrary set forth herein, Tenant shall be entitled to apply up to $173,725.00 of the Allowance as a credit against the next installment(s) of Base Rent payable by Tenant under the Lease, as amended hereby by delivery of written notice to Landlord no later than December 31, 2024. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Alterations.

4.    In no event shall Tenant be required to remove the Tenant Alterations at the expiration or earlier termination of the Lease except for specialized trade fixtures and equipment installed by Tenant and designated as such on the plans and specifications submitted by Tenant for Landlord’s approval (the “Specialized Tenant Improvements”) and designated by Landlord in writing for removal concurrently with Landlord’s approval of such plans and specifications.

5.    If, during Tenant’s construction of the Tenant Alterations, Tenant discovers within the Premises any Hazardous Materials for which Tenant is not liable under the terms of the Lease, then Landlord, at Landlord’s expense, will remediate such Hazardous Materials to the extent required by applicable laws and to the extent necessary for Tenant’s use of the Premises or construction of the Tenant Alterations. If such remediation delays substantial completion of the Tenant Alterations beyond the later of the projected date of substantial completion reflected in Tenant’s construction schedule (which Tenant shall have delivered to Landlord) and the Expansion Effective Date, then Tenant shall be entitled to a per diem abatement of Base Rent for the Premises for each day that substantial completion of the Tenant Alterations is actually delayed as a result of Landlord’s remediation.

6.    This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Original Premises (as defined under the Agreement) or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.
4864-6791-2730, v. 5